MEMORANDUM OF AGREEMENT

Is entered into between

CLENERGEN PHILIPPINES CORPORATION, a Philippine corporation organized under Philippine laws with office address at Unit 311, The Annex, No. 24 Gen. Araneta Street, San Antonio Village, Pasig City, Philippines, herein represented by its President, MR. ANTONIO A. GIMENEZ and herein referred to as “CLENERGEN”.

and

NATIONAL POWER CORPORATION, a Philippine government owned and controlled corporation organized and existing under and by virtue of the laws of the Philippines, with principal office address at Quezon Avenue corner BIR Road, Diliman, Quezon City, 1100 Philippines, herein represented by its President, MR. FROILAN A. TAMPINCO and hereinafter referred to as “NPC”;

On the basis of the following premises

Whereas,  Clenergen  signed a Memorandum of Agreement  dated December 28, 2009 with National Power Corporation  to undertake the feasibility studies for off-grid areas covering  Romblon Islands, Kalinga and Apayao under a Build-Operate-Own System;

Whereas,  Clenergen projects that in the medium and long term,  these designated areas  will require a consolidated power need  of 10 MW  with  the Romblon cluster of islands needing at least 5 MW in the medium term;  Kalinga, 1.5MW; and the balance for Palawan off-grid areas and others to be mutually decided upon between Clenergen and NPC;

Whereas, the NPC recognizes that the projects relative to the 10MW power needs are in pursuance of NPC’s off-grid power development plan and in the context of the Public-Private Partnership (PPP) program of the government which aims to accelerate development, financing, construction and operation of key infrastructure projects and wherein, the government is willing to protect investors from certain regulatory risks events and provide pertinent incentives, provided, however, the projects undergo competitive bidding;

Whereas, Clenergen in pursuit of said projects, will consolidate the financial requirements of said areas under a 10MW consolidated power delivery plan and will tap immediately the global financial markets to take advantage of strong interests in alternative energies from both institutional and private capital investors;

Whereas, in pursuing such capital markets,   NPC and Clenergen have agreed to conclude, under a separate agreement and subject to existing laws, rules and regulations,  a 10 MW Consolidated Power Purchase Agreement against which foreign capital will be generated;

Whereas, to make the investment to said SPUG areas attractive and as part of the Consolidated PPA, NPC will agree to provide and warrant sovereign risks cover under such agreement as a safety net to investors in coordination with, and subject to the approval of, appropriate government agencies;

Whereas, it is the intent of Clenergen to have said funds consolidated and drawn against individual Power Purchase Agreements as they are concluded and executed;

Whereas, Clenergen, in submitting this proposal, has started to receive expressed capital commitments for the Romblon initiative and a Clenergen – NPC Consolidated PPA will facilitate these commitments, and that Clenergen will commit to the soonest completion of the Feasibility Study, together with the National Power Corporation, for said feasibility study to be endorsed by the Department of Energy for consideration under the PPP Framework;

 Whereas,  this direction is consistent with the new  government direction calling for a joint government-private sector partnership in the power infrastructure area and encourages the Philippine government to create new vehicles of partnership with the private sector to induce fresh capital in the power sector;

Now, therefore, for and in consideration of the foregoing premises, NPC and Clenergen have agreed as follows

Article 1 - Execution

Both sides shall utilize the Joint Technical Working Group (JTWG) under the existing NPC-Clenergen MOA   to organize the detailed terms of reference of this proposal.  Both sides agree to come up with an execution plan within 15 days from the signing of this Agreement.

For purposes of this Agreement:

a)	Clenergen shall raise competitive foreign capital to finance its 10MW mandated power generation program with NPC under BOO;

b)	Said Funds shall be generated against a consolidated Power Purchase Agreement between NPC and Clenergen;

c)	Said Funds shall be generated in advance, shall be operated as a standby, revolving funds, and shall be tapped as projects mature and ready for commercialization under the Consolidated PPA;

d)
Said Funds shall be secured by NPC, subject to the approval of the appropriate government agencies, against political risks and provided with sovereign warranties as a safety net for investors’ protection.

e)	Said Funds will be organized and managed by Clenergen in support of its BOO commitment under NPC’s SPUG.

Article 2 - Role of Parties

To facilitate the work on both sides, the responsibilities have been divided as follows:

a)	Role of Clenergen

1)	Take the lead in submitting proposed Consolidated Power Purchase Agreement to NPC covering a 10 MW program within 90 days from signing of this MOA;
2)	Submit the detailed financial and management plan for consideration by NPC and in coordination with other relevant Philippine government agencies;
3)	Be responsible for organizing financial instruments to raise capital for this program;
4)	In coordination with NPC, organize market-driven activities to promote funding including relevant foreign road shows to generate capital and interests on the SPUG projects;
5)	Develop financial models to validate project assumptions and ensure sustainability;
6)	Ensure competitiveness of capital generated for this project;
7)	Submit regular reports on the status of the program;
8)	Undertake such tasks as necessary to facilitate this program

b)	Role of NPC

1)
Conclude with Clenergen the a Consolidated Power Purchase Agreement, within a reasonable amount of time after the receipt of the proposed Consolidated PPA from Clenergen as provided in Article 2, Section a(1) above and subject to ERC approval,;

2)	Promote, coordinate and secure the necessary approvals for the Agreement among relevant Philippine government agencies;
3)	Provide relevant technical, financial, logistical and administrative information as necessary to facilitate the project;
4)	Create a dedicated financial team within NPC to facilitate and monitor the project, as necessary;

5)	Participate in the promotional aspects of the project including Investor Road Shows created for this purpose;
6)	Facilitate and conclude political and sovereign risk cover under an expressed agreement for this purpose;
7)	Use the JTWG as continuing project development forum between NPC and Clenergen;
8)	Undertake such tasks as necessary to promote the project.

Article 3 - Non Disclosure Agreement

The previously agreed Non-Disclosure Agreement signed December 28, 2009 forms part of this Agreement.

Article 4 - Settlement of Disputes

The Parties shall settle their differences amicably in the interest of the project.  In case the Parties cannot settle their differences amicably, the Parties will pursue Arbitration procedure and related governing laws of the Philippines.  Arbitration venue shall be in the Philippines.

Article 5 - Special Efforts

The Parties shall take special efforts, using their respective resources, to give this agreement special priority and attention including observance of timelines to facilitate the objectives of this MOA.   Likewise, both parties shall consider, towards the long term scenario, the partnering arrangement through the Public-Private Partnership Guidelines of the Philippine government and to prepare business plans required under this program.

Article 6 – Additional Agreements

The Parties shall enter into relevant agreements in pursuance of this MOA but in the context of this agreement.

Article 5 - Effectivity

 This MOA shall take effect upon  signing hereof and shall continue to be in effect for one (1) year, unless terminated by either Party upon ten (10) days written notice to the other.

Signed  7th day of December 2010

CLENERGEN PHILIPPINES CORPORATION	NATIONAL POWER CORPORATION

By:	By:

/s/Antonio A. Gimenez	/s/Froilan A. Tampinco
ANTONIO A. GIMENEZ	FROILAN A. TAMPINCO
President	President

WITNESSED BY

/s/Miguel Patolot

MIGUEL PATOLOT
Non Executive Chairman
Clenergen Philippines Corporation

/s/Mark LM Quinn
MARK LM QUINN
Executive Chairman
Clenergen Corporation US

ACKNOWLEDGMENT

Republic of the Philippine	)
City of _________________	) S.S.

BEFORE ME, a Notary Public in and for City of ______________, Philippines, this ____________ 2010, personally appeared:

Name	Identification Document Presented	Date and Place of Issue
ANTONIO A. GIMENEZ
FROILAN A. TAMPINCO

known to me and to me known to be the same person who executed the foregoing Memorandum of Agreement and acknowledged to me that the same is his free and voluntary act and deed as well as that of the Corporation he represents.

This Memorandum of Agreement consists of six (6) pages including this page on which the Acknowledgment is written, signed by the parties and their instrumental witnesses on the signature page, and sealed with my notarial seal.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above written.

NOTARY PUBLIC
Until December 31, 20__
PTR NO. ______________

Doc. No. _______;
Page No. _______;
Book No. _______;
Series of 2010.